Exhibit 99.1

Alpha Healthcare Acquisition Corp. Sets August 24, 2021 for Special Shareholder Meeting to Vote on Humacyte Business Combination

•	Special shareholder meeting to approve, among other items, the proposed business combination with Humacyte, Inc. to be held August 24, 2021 at 10:00 a.m. EDT

•	Shareholders as of the close of business on July 21, 2021 should vote their AHAC shares, no matter how many shares they own

•	AHAC recommends all shareholders vote “FOR” all proposals at the special shareholder meeting

New York and Durham, N.C. – August 4, 2021 – Alpha Healthcare Acquisition Corp. (Nasdaq: AHAC) (“AHAC”), a special purpose acquisition company, today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") and set a date of August 24, 2021 for its special shareholder meeting (the “Special Meeting”) to vote on, among other items, the proposed business combination with Humacyte, Inc., a clinical-stage biotechnology platform company developing universally implantable bioengineered human tissue at commercial scale.

The proposed business combination is expected to be consummated after receipt of the required approvals by the stockholders of AHAC and the satisfaction or waiver of certain other conditions. Upon closing of the transaction, AHAC will be renamed Humacyte, Inc. (the “Combined Company”) and will be led by Laura Niklason, M.D., Ph.D., Chief Executive Officer of Humacyte. The Combined Company’s common stock is expected to remain listed on the Nasdaq Capital Market under the ticker symbol “HUMA.”

The Special Meeting will be held virtually via webcast at 10:00 a.m. EDT on August 24, 2021 and can be accessed by visiting: https://www.cstproxy.com/alphahealthcareacquisition/sm2021. Shareholders can attend the Special Meeting using the meeting instructions outlined in AHAC’s definitive proxy statement. Shareholders of record as of the close of business on July 21, 2021, will be entitled to vote their shares at the Special Meeting. AHAC has engaged Morrow Sodali LLC as its proxy solicitor in connection with the Special Meeting and shareholders requiring assistance in voting can contact their broker or Morrow Sodali LLC for assistance, at (800) 662-5200. The AHAC Board of Directors unanimously recommends that shareholders vote "FOR" the Business Combination with Humacyte as well as the other proposals set forth in the proxy statement.

The proxy statement and AHAC’s other reports filed with the Securities and Exchange Commission (“SEC”) can be obtained, without charge, by directing a request to:info@alphaspac.com. The definitive proxy statement/prospectus included in AHAC’s registration statement on Form S-4 can also be obtained, without charge, at the SEC’s website (www.sec.gov).

On February 17, 2021, AHAC and Humacyte announced the execution of a definitive business combination agreement along with a fully committed $175 million PIPE financing agreement..

About Humacyte
Humacyte, Inc., is developing a disruptive biotechnology platform to deliver universally implantable bioengineered human tissues and organs designed to improve the lives of patients and transform the practice of medicine. The Company develops and manufactures acellular tissues to treat a wide range of diseases, injuries and chronic conditions. Humacyte’s initial opportunity, a portfolio of human acellular vessels (HAVs), is currently in late-stage clinical trials targeting multiple vascular applications, including vascular trauma repair, arteriovenous access for hemodialysis, and peripheral arterial disease. Pre-clinical development is also underway in coronary artery bypass grafts, pediatric heart surgery, treatment of type 1 diabetes, and multiple novel cell and tissue applications. Humacyte’s HAVs were the first product to receive the FDA’s Regenerative Medicine Advanced Therapy (RMAT) expedited review designation and received priority designation for the treatment of vascular trauma by the U.S. Secretary of Defense. For more information, visit www.Humacyte.com.

About Alpha Healthcare Acquisition Corp.
Alpha Healthcare Acquisition Corp. (ticker: AHAC) is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses in the healthcare sector (“AHAC”). The company was founded by Mr. Rajiv Shukla who has two decades of buyouts, investments and operations experience in the healthcare industry. Mr. Shukla previously served as Chairman and Chief Executive Officer of Constellation Alpha Capital Corp., a Nasdaq-listed special purpose acquisition company, that merged with DermTech, Inc (ticker: DMTK) in August 2019. On February 17, 2021, AHAC announced a definitive agreement to merge with Humacyte, Inc. along with a concurrent fully committed PIPE placement of $175 million of AHAC common shares at a price of $10.00 per share.

Important Information About the Merger and Where to Find It
A full description of the terms of the business combination is provided in a registration statement on Form S-4 filed with the SEC by AHAC that includes a prospectus with respect to the Combined Company’s securities to be issued in connection with the business combination and a proxy statement with respect to the shareholder meeting of AHAC to vote on the business combination. AHAC urges its investors, shareholders, and other interested persons to read the proxy statement/prospectus as well as other documents filed with the SEC because these documents contain important information about AHAC, Humacyte and the business combination. The definitive proxy statement/prospectus included in the registration statement is being mailed to AHAC shareholders of record as of the close of business on July 21, 2021. Shareholders also are able to obtain a copy of the Form S-4, including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to: Alpha Healthcare Acquisition Corp., Attn: Secretary, 1177 Avenue of the Americas, 5th Floor, New York, New York 10036. The definitive proxy statement/prospectus included in the registration statement on Form S-4 can also be obtained without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation
AHAC and Humacyte and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this press release under the rules of the SEC. Information about the directors and executive officers of AHAC is set forth in AHAC’s final prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”) on September 17, 2020, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Alpha Healthcare Acquisition Corp., Attn: Secretary, 1177 Avenue of the Americas, 5th Floor, New York, New York 10036. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the AHAC shareholders in connection with the proposed business combination is set forth in the registration statement containing the proxy statement/prospectus for the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements
This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the initiation, timing, progress, and results of our clinical trials; the anticipated characteristics and performance of our HAVs, our ability to successfully complete, pre-clinical and clinical trials for our HAVs; the anticipated benefits of our HAVs relative to existing alternatives; the commercialization of our HAVs and our ability to manufacture at commercial scale; the implementation of our business model, strategic plans for our business; our rights and obligations under our partnership with Fresenius Medical Care; the scope of protection we are able to establish and maintain for intellectual property rights covering our HAVs and related technology; the timing or likelihood of regulatory filings and approvals; timing, scope, and rate of reimbursement for our HAVs; our estimated available market opportunity; the proposed business combination, including the timing and structure of the business combination, the proceeds of the business combination, and the benefits of the business combination. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to complete the business combination due to the failure to obtain approval from AHAC’s shareholders or satisfy other closing conditions in the Business Combination Agreement, the occurrence of any event that could give rise to the termination of the Business Combination Agreement, the ability to recognize the anticipated benefits of the business combination, the outcome of any legal proceedings that may be instituted against AHAC or Humacyte following announcement of the proposed business combination and related transactions, the impact of COVID-19 on Humacyte’s business and/or the ability of the parties to complete the business combination, the ability to obtain or maintain the listing AHAC’s common stock on Nasdaq following the proposed business combination, costs related to the proposed business combination, changes in applicable laws or regulations, the possibility that AHAC or Humacyte may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those included under the header “Risk Factors” in the registration statement on Form S-4 filed by AHAC with the SEC and those included under the header “Risk Factors” in the final prospectus of AHAC related to its initial public offering. Most of these factors are outside of AHAC’s and Humacyte’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-Solicitation
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

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Humacyte Investor Contact:
investors@humacyte.com

Humacyte Media Contact:

media@humacyte.com

AHAC Contact:

Patrick Sturgeon
Chief Financial Officer
info@alphaspac.com

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